Exhibit 10.1.8

Swiss Security Agreement

dated April 28, 2010

between

Graftech Switzerland SA (formerly UCAR SA)

as Assignor

and

JPMorgan Chase Bank, N.A.

as Assignee

LENZ & STAEHELIN

ATTORNEYS-AT-LAW

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TABLE OF CONTENTS

1.	Definitions and Interpretation	5

1.1.	Definitions	5

1.2.	Interpretation	6

1.3.	Continuing security interest	7

2.	Assignment of Receivables	7

2.1.	Undertaking to Assign and Assignment of Receivables	7

2.2.	Routing of Collections	8

2.3.	Notification of debtors of the Assigned Receivables / Payment Instruction	8

2.3.1.	Notification	8

2.3.2.	Payment Instructions and other measures by the Assignee	8

2.3.3.	Obligations of the Assignor	9

2.4.	List of Receivables	9

2.4.1.	Regular Reporting	9

2.4.2.	Reporting upon Occurrence of an Event of Default	9

2.5.	Waiver of banking secrecy with respect to Assigned Bank Accounts	9

3.	Purpose, Effects and Limitations of the Security Interest	10

3.1.	Purpose of Security Interest	10

3.2.	First Priority Lien	10

3.3.	Continuing Security Interest	10

3.4.	Additional and Independent Security Interest	10

3.5.	Conflicts with Pledge Agreement	11

4.	Representations and Warranties	11

4.1.	Representations and Warranties of the Assignor	11

4.2.	Repetition	12

5.	Covenants of Assignor	12

5.1.	Continuing Support	12

5.2.	Transmission of Information	13

5.3.	Negative Pledge	13

5.4.	Prohibition on the Disposal of Collateral	13

5.5.	Performance of Contractual Obligations	13

5.6.	No Set-off, etc.	13

5.7.	Additional Security	14

6.	Termination and Release of Security Interest	14

6.1.	Termination	14

6.1.1.	Condition	14

6.1.2.	Risk of Avoidance	14

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6.2.	Release and Re-transfer of Collateral	14

6.3.	Costs, Taxes and Duties regarding the Release of Collateral	15

7.	Enforcement and Realisation	15

7.1.	Enforcement Proceedings	15

7.2.	Additional Right of the Assignee	15

7.3.	Diligence, Limited Liability and Indemnification of the Security Agent	16

7.3.1.	Diligence	16

7.3.2.	Limitation of Liability	16

7.3.3.	Indemnification	16

8.	Assignment and Transfers	17

9.	Miscellaneous	17

9.1.	Notices	17

9.2.	Binding Effect	18

9.3.	Entire Agreement/Modifications	18

9.4.	Severability	18

9.5.	Counterparts	18

10.	Law and Jurisdiction	18

10.1.	Governing Law	18

10.2.	Jurisdiction	19

Schedule 1: Current Bank Accounts

Schedule 3: Notice of Assignment

Schedule 4: Form of reporting table for Assigned Receivables

Schedule 5: Notice of assignment to banks

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SWISS SECURITY AGREEMENT

(the “Agreement”)

between

Graftech Switzerland SA, a company limited by shares organised and incorporated under the laws of Switzerland, having is registered office at 1 Route de Renens, 1030 Bussigny-près-Lausanne, Switzerland;

hereinafter the “Assignor”

and

JPMorgan Chase Bank, N.A., a United States national banking association acting through its office at 270 Park Avenue, New York 10017, USA;

hereinafter the “Assignee”.

WHEREAS

A.	Under an Amended and Restated Credit Agreement dated April 28, 2010 (the “Credit Agreement”), made inter alia, between the indirect parent company of the Assignor and the Assignee, as Administrative Agent and Collateral Agent, and the Lenders (as defined therein), the Borrowers have requested the Lenders to amend and restate the existing credit agreement, dated February 8, 2005 (the “Existing Credit Agreement”), to continue and modify the credit facilities provided for therein to the Borrowers (as defined therein).

B.	The Assignor, as Borrower under the Credit Agreement and owner and beneficiary of the Collateral (as defined below), has agreed, inter alia, to assign by way of security to the Assignee in its capacity as Collateral Agent, for the benefit and on behalf of the Secured Parties all its respective rights, titles and interest in and to the Collateral as security for the Swissco Obligations.

C.	It is a condition precedent under Art. V of the Credit Agreement that this Agreement shall have been duly executed and the Collateral provided therein duly perfected.

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NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

Unless otherwise defined therein, capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1.01 of the Credit Agreement. The definitions of the Credit Agreement shall apply to this Agreement mutatis mutandis and are hereby incorporated herein by reference as if set forth in full in this Agreement.

In this Agreement, the following terms shall have the following meanings:

Agreement:	shall mean this Swiss Security Agreement;

Ancillary Rights:	shall have the meaning ascribed to such term in Section 2.1 below;

Assigned Bank Accounts	shall mean all current or future rights, title, interest and action (including any balances and accrued interest) the Assignor may have or acquire in relation to any bank account which the Assignor now has or may at any time have in the future vis-à-vis any bank or other financial institution;

Assigned Receivable(s):	shall mean collectively the existing and future rights of the Assignor to all payments, titles and interests and value added tax, if any, in respect thereof due from the debtors of the Assignor and which derive from the Assignor’s business operations and/or ownership in its assets (including all Ancillary Rights and privileges and benefits thereto (Art. 170 CO)) which it undertakes within its statutory scope, including but not limited to (i) Assigned Bank Accounts, (ii) insurance claims of the Assignor under insurance policies covering the business operations of the Assignor, and (iii) existing and future receivables owed by any of the Affiliates of the Assignor to the Assignor and arising in the course of business of the Assignor, whether contingent or not, incorporated in a title or not;

Assignment:	shall mean the assignment by the Assignor of the Assigned Receivables to the Assignee, acting for itself and for the benefit of the Secured Parties, pursuant to Art. 164 et seq. CO;

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Assignor:	shall mean Graftech Switzerland SA, a company limited by shares organised and incorporated under the laws of Switzerland, having is registered office at 1 Route de Renens, 1030 Bussigny-près-Lausanne, Switzerland;

Assignee:	shall mean JPMorgan Chase Bank, N.A., a United States national banking association, acting through its office at 270 Park Avenue, New York 10017, USA;

Business Day(s):	shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in New York City;

CC:	shall mean the Swiss Federal Civil Code dated December 10, 1907, as amended from time to time;

CO:	shall mean the Swiss Federal Code of Obligations, dated March 30, 1911, as amended from time to time;

Collateral:	shall mean, as the context requires, the Assigned Receivables and/or any other assets over which a Security Interest is created pursuant to this Agreement;

Credit Agreement:	shall have the meaning set forth in the recitals of this Agreement;

Existing Swiss Security Agreement	shall have the meaning set forth in Section 1.3;

Existing Security Interest	shall have the meaning set forth in Section 1.3;

LP:	shall mean the Swiss Federal Statute on Debt Collection and Bankruptcy, dated April 1st, 1889, as amended from time to time;

Security Interest:	means the Security Interest over the Collateral created and perfected under the terms of this Agreement;

Swissco Obligations:	shall have the meaning set forth in Section 1.01 of the Credit Agreement.

1.2.	Interpretation

References to the Credit Agreement, this Agreement or any other agreement or document shall, where applicable, be deemed to be references to such Credit Agreement, this Agreement, or such other agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended, restated, supplemented, renewed, or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole and as facilities and financial services are or may from time to time be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder.

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Clause headings are for ease of reference only and are not to affect the interpretation of this Agreement.

Any person is to be construed to include that person’s permitted assignee’s or transferee’s or successors in title, whether direct or indirect.

In the event of any inconsistency between the terms of the Credit Agreement and this Agreement, the terms of this Agreement shall prevail.

1.3.	Continuing security interest

The security interest granted under the Existing Credit Agreement and the existing Swiss security agreement dated February 8, 2005 (the “Existing Swiss Security Agreement” and the “Existing Security Interest”) shall continue to be granted but shall exclusively be governed by the terms and conditions of this Agreement as from the date hereof.

In particular, the Existing Security Interest shall exclusively secure the Swissco Obligations as per the date hereof (in lieu of securing the Secured Obligations (as defined in the Existing Swiss Security Agreement)).

This agreement shall not have the effect of a novation with respect to the Existing Security Interest, which shall be deemed to be continuing under this Agreement.

2.	ASSIGNMENT OF RECEIVABLES

2.1.	Undertaking to Assign and Assignment of Receivables

The Assignor agrees (i) to assign to the Assignee (as Collateral Agent, for the benefit and on behalf of the Secured Parties) the Assigned Receivables as security until such time as the Swissco Obligations have been released in full and are no longer capable of arising, and therefore (ii) to perfect the Assignment on the date of the Credit Agreement until such time.

For the purpose of effecting the Assignment of the Assigned Receivables, the Assignor hereby assigns by way of security to the Assignee the Assigned Receivables existing on the date hereof (such existing receivables being listed in Schedules 1 and 2 hereof, it being specified that Schedule 2 lists the Assignor’s receivables as of March 31, 2010). The Assignee expressly accepts the Assignment.

The Assignor hereby expressly acknowledges that the meaning of the term “Swissco Obligations” (and consequently the extent of its undertaking under this Agreement) is defined by reference to the Credit Agreement and the Assignor expressly confirms that it fully understands and accepts the definition of the term “Swissco Obligations”.

The rights pertaining to the Assigned Receivables hereunder include:

(i)	the right to receive at any time on or after the date of this Agreement all proceeds relative to any Assigned Receivables;

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(ii)	the right to receive the proceeds of any insurance, indemnity, warranty, guarantee, or collateral security relating to such Assigned Receivables, including the right against any bank providing a letter of credit or similar credit instrument;

(iii)	all claims of the Assignor for damages arising out of or for breach of or default under any contract from which the Assigned Receivables derive;

(iv)	the right to demand, sue for, recover and give receipts for all moneys payable under any contract from which the Assigned Receivables derive.

(the rights described in al. (i) to (iv) above, collectively, the “Ancillary Rights”).

2.2.	Routing of Collections

The Assignor shall instruct and shall continue to instruct any debtors of the Assigned Receivables to pay, wire, transfer or credit any payment to the bank accounts as specified in Schedule 1 to this Agreement.

Subject to and in accordance with the terms and conditions of the Credit Agreement and this Agreement, the Assignor shall be authorized to collect all or part of the Assigned Receivables for as long as no Event of Default has occurred, and until such time as notified by the Collateral Agent, provided the proceeds of the Assigned Receivables are credited on the Assigned Bank Accounts as per the preceding paragraph.

Subject to and in accordance with the terms and conditions of the Credit Agreement, the Assignor shall be authorized to dispose of the Assigned Receivables for as long as no Event of Default has occurred.

2.3.	Notification of debtors of the Assigned Receivables / Payment Instruction

2.3.1.	Notification

Following the service of a notice by the Administrative Agent under Art. VIII of the Credit Agreement of an Event of Default, the Assignee, acting for itself and on behalf of the Secured Parties shall be authorised to request the Assignor to notify any current and future debtors of the Assigned Receivables of their assignment by way of Notice of Assignment substantially in the form set forth in Schedule 3 to this Agreement. The Assignee shall further have the right to notify the Assignment to the relevant debtors at any time if the Assignor does not comply with the Assignee’s request to proceed to such notification as per this Section within two Business Days from the Assignee’s request.

2.3.2.	Payment Instructions and other measures by the Assignee

In the event the Assignee is entitled to notification (or to request the Assignor to proceed to such notification) under Section 2.3.1 above, the Assignee shall in addition be authorised, but not obliged, to instruct the debtors of the Assigned Receivables to effect payment on a bank account as specified by the Assignee, and to take other measures the Assignee deems to be adequate for the preservation of the Assigned Receivables in favour of the Secured Parties.

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2.3.3.	Obligations of the Assignor

Following the service of a notice by the Administrative Agent under Art. VIII. of the Credit Agreement of an Event of Default, the Assignor shall cooperate with the Assignee and use its best efforts in assisting the Assignee in relation to the payment of the Assigned Receivables, and shall pay any amounts paid directly to the Assignor in relation to the Assigned Receivables to the Assignee acting on behalf of the Secured Parties by transferring said amounts into a bank account as specified by the Assignee, until such time as the Security Interests created under this Agreement shall be released in accordance with Section 6.1.1 of this Agreement.

2.4.	List of Receivables

2.4.1.	Regular Reporting

The Assignor shall deliver to the Assignee quarterly, no later than 21 Business Days following the end of each calendar quarter, a list of Assigned Receivables identifying each Assigned Receivable outstanding as of the end of the relevant calendar quarter and assigned hereunder (specifying at least name and address of debtor, amount due and due date) substantially in the form and including the information as set forth in Schedule 4 to this Agreement.

2.4.2.	Reporting upon Occurrence of an Event of Default

Upon the occurrence of an Event of Default as defined in Art. VIII of the Credit Agreement, the Assignor shall deliver to the Assignee within 3 Business Days thereof, an up-dated list of Assigned Receivables identifying each Assigned Receivable outstanding as of the Business Day before the occurrence of such Event of Default (specifying at least name and address of the debtor, the amount due and the due date) substantially in the form and including the information as set forth in Schedule 4 to this Agreement.

2.5.	Waiver of banking secrecy with respect to Assigned Bank Accounts

The Assignor shall release the respective bank(s) from the banking secrecy to the extent required for the Assignee to assign the Assigned Bank Accounts and perform its rights and obligations in relation thereto. To that effect, the Assignor shall, within ten Business Days from the date hereof, send a Notice of Assignment to the banks (substantially in the form of Schedule 5) with which the Assigned Bank Accounts are opened.

Subject to and in accordance with the terms and conditions of the Loan Documents, the Assignor shall be authorized (subject to revocation by the Assignee as of the occurrence of an Event of Default) to use any balance on the Assigned Bank Accounts for as long as no Event of Default has occurred. As of the occurrence of an Event of Default, the Assignee shall be authorized to revoke such authorization.

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2.6.	Parallel Assignment

Notwithstanding the above, and in derogation of the definition of the term Assigned Receivables in Section 1.1 of this Agreement, the Assignor is formally authorized by the Assignee to assign part of the amounts that would normally qualify as Assigned Receivables to third parties as security in view of obtaining additional financing (the “Parallel Assignment”), to the extent that such Parallel Assignment falls within actions permitted by Section 7.05(h) of the Credit Agreement (or otherwise constitutes a transaction not prohibited by Section 7.05 of the Credit Agreement). It is agreed among the parties that the receivables to be assigned to third parties under a Parallel Assignment shall not be listed in the list of Assigned Receivables referred to in Sections 2.4.1 and 2.4.2 above. The Assignor shall provide the Assignee, together with the updated list of Assigned Receivables to be provided as per Section 2.4.1, with a copy of the documents evidencing the receivables sold to third party financing institutions in the context of the Parallel Assignment.

The Assignee and the Assignor agree that the preceding paragraph shall not cause Section 5.7 of this Agreement to apply.

3.	PURPOSE, EFFECTS AND LIMITATIONS OF THE SECURITY INTEREST

3.1.	Purpose of Security Interest

The Security Interest created and perfected under this Agreement provides the Assignee, as Collateral Agent, for the benefit and on behalf of the Secured Parties, with a security interest securing the Swissco Obligations.

3.2.	First Priority Lien

The Collateral shall be delivered so that this Agreement, together with such delivery, creates in favour of the Assignee, as Collateral Agent, for the benefit and on behalf of the Secured Parties, a first priority lien on, and first priority security interest in such Collateral.

3.3.	Continuing Security Interest

This Agreement shall create a continuing Security Interest over the Collateral irrespective of any intermediate payment or satisfaction of any or all of the Swissco Obligations.

3.4.	Additional and Independent Security Interest

The Security Interest created and perfected over the Collateral hereunder shall be in addition to and independent of any existing or future guarantees and other security interests which may at any time be held by the Assignee from the Assignor or any other person in respect of the whole or any part of the Swissco Obligations and may be enforced independently of any such other guarantees or other security interests. The release of individual items of Collateral from the Security Interest does not affect the Security Interest on other items of Collateral.

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3.5.	Conflicts with Pledge Agreement

The parties hereto acknowledge that (a) the Assignor and the Assignee, among other parties, have entered into that certain Swissco New York Law Pledge Agreement, dated the date hereof (the “Swissco US Pledge Agreement”), pursuant to which the Assignor has pledged to the Assignee certain equity and debt securities owned by it as security for the Swissco Obligations, and (b) certain of such debt securities may constitute Collateral under this Agreement. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Swissco US Pledge Agreement, the terms and conditions of this Agreement shall prevail, except to the extent the context or applicable law may require.

4.	REPRESENTATIONS AND WARRANTIES

4.1.	Representations and Warranties of the Assignor

The Assignor hereby warrants and represents for as long as any Swissco Obligations remain outstanding as follows:

(i)	Due incorporation: the Assignor is duly incorporated and validly existing under the laws of Switzerland with full power and authority to conduct its business.

(ii)	Power: the Assignor has the power to enter into this Agreement and to perform its obligations hereunder.

(iii)	Corporate Actions: all necessary corporate actions required in connection with the entry into, performance under, the validity and enforceability of this Agreement and, in particular but not limited to, the creation and perfection of the Security Interest, and the transactions contemplated hereby and thereby have been taken, obtained or effected and are in full force and effect.

(iv)	Consents: no approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, are required in connection with the entry into, performance under, the validity and enforceability of this Agreement and, in particular but not limited to, the creation and perfection of the Security Interest, and the transactions contemplated hereby and thereby.

(v)	Title in Collateral /Validity of Security Interest: the Assignor has good and marketable title of full ownership to all Collateral and such Collateral are free and clear of any pledge, lien, charge, security interest or other encumbrance (other than the Security Interest created hereunder).

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(vi)	Validity and Enforceability of Agreement: this Agreement constitutes legal, valid and binding obligations of the Assignor, enforceable in accordance with its terms, subject to applicable insolvency law affecting creditors’ rights in general.

(vii)	Valid Security Interest: this Agreement constitutes a valid and effective Assignment of the Assigned Receivables.

(viii)	First Priority: the Agreement creates a first priority lien on, and first priority Security Interest in such Collateral.

(ix)	Non-conflict: the execution and delivery of this Agreement including the creation and perfection of the Security Interest, and the performance by the Assignor of any of its obligations hereunder do not and will not conflict with (i) any law or regulation or any official or judicial order, or (ii) the articles of association and organizational by-laws of the Assignor, or (iii) any agreement or document to which the Assignor is a party or which is binding upon it, nor result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or document, or (iv) result in the creation or imposition of or obliges the Assignor to create any encumbrance on the undertaking, assets, rights or revenues of the Assignor.

4.2.	Repetition

The representations and warranties set out in the preceding Section 4.1 above shall survive the execution of this Agreement and shall be deemed to be repeated by the Assignor, on each day on which Swissco Obligations are outstanding, with reference to the facts and circumstances then subsisting, as if made at each such time.

5.	COVENANTS OF ASSIGNOR

The Assignor hereby covenants for as long as any Swissco Obligations remain outstanding as follows:

5.1.	Continuing Support

The Assignor shall, at its own expense, promptly execute and deliver to the Assignee all documents (in particular all documents and/or titles incorporating the Assigned Receivables, if any such documents and/or titles exist), declarations, certificates, registrations, filings and other instruments and shall take all actions necessary or that the Assignee may reasonably request, in order to create, perfect, maintain and protect the Security Interests created hereby (including instigating legal proceedings to ensure the existence, enforceability and value of the Assigned Receivables) and the Assignor shall assist the Assignee in exercising and enforcing the rights and remedies of the Assignee, as Collateral Agent, for the benefit and on behalf of the Secured Parties under this Agreement with respect to the Collateral. In particular, the Assignor undertakes to allow the Assignee to review the books and other documents

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the Assignee deems necessary for the purpose of verifying the existence and value of the Collateral, provided that any such review shall be conducted during normal business hours and in a manner which is not disruptive to the business of the Assignor.

5.2.	Transmission of Information

The Assignor shall furnish to the Assignee promptly upon receipt thereof copies of all notices, requests and other documents received by it in relation to the Collateral according to which (i) the validity or enforceability of the Security Interest created over the Collateral, (ii) the value of the Collateral, or (iii) the possibilities of the Collateral’s liquidation and/or realisation as contemplated by this Agreement are (A) materially negatively affected or (B) threatened to be materially negatively affected and likely to occur.

5.3.	Negative Pledge

Other than to the extent created by this Agreement, the Assignor shall not create, incur, assume or suffer to exist any lien, pledge, charge, security interest or other encumbrance upon or with respect to the Collateral, unless a prior written consent of the Assignee has been obtained.

5.4.	Prohibition on the Disposal of Collateral

Except as otherwise permitted by the Credit Agreement, the Assignor shall not without the prior written consent of the Assignee:

(i)	dispose of the Collateral ;

(ii)	sell, factor or assign book or other debts forming part of the Collateral;

(iii)	sign any kind of agreement that provides for the non-assignability or the assignability subject to the prior written consent of a third party of the Assigned Receivables, without the prior written consent of the Assignee.

5.5.	Performance of Contractual Obligations

The Assignor shall timely and fully perform and comply with all material provisions, covenants and other obligations required to be observed by it under the contracts from which the Assigned Receivables derive.

5.6.	No Set-off, etc.

The Assignor shall take all commercially reasonable steps and comply with all applicable laws to procure that no set-off, counterclaim, credit, discount, allowance, right to make any deduction or any justification for the non-payment of the amounts payable on account of the Assigned Receivables will at any time be allowed to arise in relation to an Assigned Receivable (whether by the respective debtor or otherwise), other than in the ordinary course of business in accordance with past practice and the Assignor shall not amend, grant any extension of time for payment, waiver or other indulgence in relation to an Assigned Receivable without the prior written consent of the Assignee.

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5.7.	Additional Security

The Assignor shall upon request by the Assignee create additional security interests to the extent the aggregate value of the Security Interests on the date of this Agreement has materially decreased at the time of such request so that the value of the security interests given by the Assignor pursuant to this Agreement is then lower in value than the Swissco Obligations.

6.	TERMINATION AND RELEASE OF SECURITY INTEREST

6.1.	Termination

6.1.1.	Condition

Subject to Section 6.1.2 below, the Security Interest created hereunder shall be released upon the full and irrevocable repayment of the Swissco Obligations in accordance with the terms of the Loan Documents and if no Secured Party or Lenders has any further obligation to provide credit facilities or other accommodation to any Borrower under the Loan Documents or, if the Assignee so agrees, at any other time.

6.1.2.	Risk of Avoidance

If any payment or discharge of the Swissco Obligations is, in the reasonable opinion of the Assignee, likely to be avoided or invalidated under any enactment relating to bankruptcy or insolvency, the Assignee may refuse to grant any release of the Security Interest for such further period as the risk of such avoidance or invalidity continues.

6.2.	Release and Re-transfer of Collateral

Subject to the provisions of Section 6.1 above, the Assignee hereby undertakes to forthwith release the Security Interest created hereunder and, to re-assign and/or re-transfer the Collateral, where such re-assignment and/or re-transfer is required, and at the request of the Assignor, execute such documents as may be required to release the Collateral.

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6.3.	Costs, Taxes and Duties regarding the Release of Collateral

The Assignor shall reimburse the Assignee for any costs, taxes and duties resulting from the re-assignment and/or re-transfer of the Collateral. The Collateral Agent shall be entitled to set-off and deduct, respectively, such costs, taxes and duties from the Collateral to be released.

7.	ENFORCEMENT AND REALISATION

7.1.	Enforcement Proceedings

Upon the occurrence of an Event of Default as defined in Art. VIII of the Credit Agreement, the Assignee shall be entitled to, immediately and, unless required by law, with prior notification of the Assignor but without granting another grace period and in addition to other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, notify the Assignment to the relevant debtors of the Assigned Receivables, and collect and enforce the Assigned Receivables.

The Collateral Agent, acting reasonably, shall have the right to obtain from the Assignor all information and documents deemed necessary in the reasonable opinion of the Collateral Agent, to ascertain the existence and particulars of the Assigned Receivables.

To the extent that the collection of the Assigned Receivables is not possible or is deemed unduly burdensome in the sole opinion of the Collateral Agent, the latter shall be entitled to sell the whole or any part of the Assigned Receivables at public auction or private sale, without demand of performance or notice of intention to effect any such disposition or of the time and place thereof (except where such notice is required by applicable law and cannot be waived), and without regard to the enforcement procedure provided for by the LP, and apply the proceeds thereof (less all costs and expenses) to the discharge of the Swissco Obligations. Any sale shall be conducted in a commercially reasonable manner and to the extent permitted by applicable law.

The Assignee shall be entitled to allocate in its entire discretion the proceeds collected pursuant to this Section in discharging the Swissco Obligations which have become immediately due and payable, regardless of the creditor or nature (principal or interest) of such Swissco Obligations.

7.2.	Additional Right of the Assignee

Upon the occurrence of an Event of Default, the Assignee, as Collateral Agent, for the benefit and on behalf of the Secured Parties, shall furthermore be entitled to do the following:

(i)	Power of Attorney: the Assignee may in its capacity as Collateral Agent, and for the benefit and on behalf of the Secured Parties, represent the Secured

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Parties in connection with the Loan Documents before all courts and authorities and in connection with the establishment of public deeds and real estate transactions, to take legal actions and remedies, enforce judgements and settlement arrangements, instigate and proceed with debt enforcement and bankruptcy proceedings as well as to accept and release assets in dispute.

(ii)	Power of Attorney of the Assignor: the Assignee is entitled, in the name and for the account of the Assignor, to take all action in connection with the administration, conservation of value and realisation of the Security Interests.

(iii)	Notification: the Assignee may notify any other obligor under the Loan Documents, debtors of the Assigned Receivables, and other interested persons in Switzerland and abroad of the realisation of Security Interest or instruct the Assignor to make such notification.

7.3.	Diligence, Limited Liability and Indemnification of the Security Agent

7.3.1.	Diligence

The Assignee shall perform its responsibilities under this Agreement, in its capacity as Collateral Agent, for the benefit and on behalf of the Secured Parties or, if so stipulated in this Agreement, of the Assignor, with the necessary diligence.

7.3.2.	Limitation of Liability

Any liability of the Assignee or any of its employees or agents for anything done or omitted in the performance of the Assignee’s responsibilities under this Agreement shall be excluded except in the event of gross negligence or wilful default by the Assignee or any of its employees or agents.

7.3.3.	Indemnification

Other than in the event of gross negligence or wilful default by the Assignee or any of its employees or agents, the Assignor shall indemnify the Assignee from and against all losses, costs, expenses, claims, demands and liabilities whether in contract, delict, tort or otherwise (together with any applicable value added tax) properly incurred by the Assignee or by any employee or agent of the Assignee in connection with anything done or omitted in the performance of its responsibilities under this Agreement, be it as Collateral Agent, for the benefit and on behalf of the Secured Parties or, if so stipulated in this Agreement, of the Assignor, or occasioned by any breach by the Assignor of any of its undertakings or other obligations to the Assignee, or in consequence of any payment in respect of the Swissco Obligations (whether made by the Assignor or a third person) being declared void or impeached for any reason.

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8.	ASSIGNMENT AND TRANSFERS

The rights and obligations of the Assignor under this Agreement may not be assigned or transferred without the prior written consent of the Assignee.

Nothing in this Agreement shall be construed as limiting the right of the Finance Parties to assign their rights and obligations under the Credit Agreement in accordance with Section 10.04 of the Credit Agreement.

9.	MISCELLANEOUS

9.1.	Notices

All notices and other communications provided for in this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)	if to the Assignor:

Graftech Switzerland SA

c/o GrafTech Global Enterprises Inc

12900 Snow Road

Parma, OH 44130

United States

Attention of : President General Counsel

Facsimile : (1) (302) 216) 676-2462)

with a copy to:

Graftech Switzerland SA

1 Route de Renens

1030 Bussigny-près-Lausanne,

Switzerland

Attention of: Florianne Permal (Chambaz)

Telephone: (+41) 821 31 11

Facsimile: (41) 821 31 00

(ii)	if to the Assignee:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

1111 Fannin Street, 10th Floor

Houston, Texas 77002

United States

Attention: Warda Khan/Monica Espitia

Facsimile: (1) (713) 472-6307)

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with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York 10179

Attention: Jennifer Heard

Facsimile: (1) (212) 270-5100)

9.2.	Binding Effect

This Agreement supersedes any prior arrangement between the parties hereto with respect to the subject matter hereof, and all rights and obligations hereunder, shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

9.3.	Entire Agreement/Modifications

This Agreement constitutes the entire agreement between the parties hereto and may be modified only by a written agreement signed by the parties hereto.

9.4.	Severability

If any term or provision hereof, or the application thereof to any person or circumstance, shall to any extent be contrary to any applicable law or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid, or unenforceable shall not be affected thereby and, to the extent consistent with the overall intent hereof as evidenced by this Agreement taken as a whole, shall be enforced to the fullest extent permitted by applicable law.

9.5.	Counterparts

This Agreement shall be executed in three counterparts by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original but all the counterparts together shall constitute one and the same instrument.

10.	LAW AND JURISDICTION

10.1.	Governing Law

This Agreement shall be governed by, and shall be construed in accordance with, the laws of Switzerland.

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10.2.	Jurisdiction

Subject to the subsequent paragraph, the ordinary courts of the canton of Geneva shall have exclusive jurisdiction for all disputes, differences or controversies relating to, arising from or in connection with this Agreement.

Notwithstanding the foregoing, any legal action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof or any other competent court having jurisdiction under the Credit Agreement, provided that a legal action or proceeding under the Credit Agreement is already pending before such court or a claim under the Credit Agreement is submitted simultaneously with a claim in respect to this Agreement to such court. By execution and delivery of this Agreement, the Assignor hereby accepts for itself and in respect of its property, subject to the aforementioned condition, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Graftech Switzerland SA

By:	/s/ John D. Moran
Name:	John D. Moran
Title:	Attorney-in-Fact
Place:	New York, New York

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jennifer Heard
Name:	Jennifer Heard
Title:	Vice President
Place:	New York